UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2019

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Habib Skaff as Director

On October 9, 2019, the Board of Directors (the “Board”) of VolitionRx Limited (the Company”) received written notice from Dr. Habib Skaff of his resignation from the Board and from the Company’s Audit Committee, Compensation Committee and Nominations and Governance Committee with immediate effect.

Dr. Skaff indicated that his decision to resign from the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Appointment of Dr. Phillip Barnes as Director

On October 9, 2019, the Board of the Company, pursuant to the Company’s Bylaws appointed Dr. Phillip Barnes to the Board to fill the vacancy from Dr. Skaff’s resignation effective as of October 9, 2019.  Dr. Barnes will have an initial term expiring at the Company’s 2020 annual meeting of stockholders, subject to his future nomination by the Nominations and Governance Committee and election by the Company’s stockholders.  On October 9, 2019, the Board also appointed Dr. Barnes to the Company’s Audit Committee, Compensation Committee and Nominations and Governance Committee effective concurrently with his appointment to the Board.  Dr. Barnes has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and the NYSE American and to otherwise qualify to serve upon the Committees for which he was appointed.

Dr. Barnes, age 58, holds a BSc and PhD from the University of London and a clinical medical degree (BM BCh) from the University of Oxford. Dr. Barnes is currently retired.  Between 2009 and his retirement in 2016, Dr. Barnes served as Executive Medical Director on a number of United Kingdom Department of Health, National Health Service (“NHS”) hospital and Foundation Trust Boards.  Between 2000 and 2009, Dr.  Barnes was also involved in a number of national and regional advisory groups for the NHS and pharmaceutical industry. Dr. Barnes was Consultant Neurologist at King’s College Hospital, London, from 1995 to 2009 and Hon Senior Lecturer in Neurology at King’s College London from 1999 to 2009. From 1995 to 1998, Dr. Barnes served as Clinical Director for Neurology and from 1998 until 2008 as Director of the King’s Neurosciences Centre, the United Kingdom’s largest Regional Neuroscience Centre.

The Board believes that Dr. Barnes is qualified to serve on the Board as a result of his extensive experience both as a clinician and clinical manager within the United Kingdom’s NHS and related academic institutions.

On October 9, 2019, Dr. Barnes and the Company entered into an Independent Director Agreement, pursuant to which Dr. Barnes will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents.  In exchange for his services, Dr. Barnes shall receive $10,300 per calendar quarter commencing December 31, 2019.  Except for the foregoing, there are no arrangements or understandings between Dr. Barnes and any other person pursuant to which he was selected to serve as a member of the Board.

The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Dr. Barnes to the Board was announced by a widely disseminated press release.  Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

No Family Relationships / No Related Party Transactions

There are no family relationships between Dr. Barnes and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there are no relationships involving Dr. Barnes that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, October 9, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: October 9, 2019	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, dated October 9, 2019.